EXHIBIT 99.1

FOR INFORMATION CONTACT:
Spencer Sias, (650) 424-5782
Vice President, Corporate Communications and Investor Relations
spencer.sias@varian.com

Varian Medical Systems Receives 510(k) Clearance for its Proton Therapy System

PALO ALTO, Calif., January 10, 2011/PRNewswire/ -- Varian Medical Systems (NYSE: VAR) has received FDA 510(k) clearance for the Varian Proton Therapy System which generates protons for precision radiotherapy of lesions, tumors, and conditions anywhere where radiation treatment is indicated.  It is the first working system capable of delivering precise intensity modulated proton therapy (IMPT) using pencil beam scanning technology.

“With this clearance, we have reached a significant milestone in the development of the Varian Particle Therapy (VPT) business and technology,” said Lester Boeh, vice president of emerging businesses for Varian Medical Systems.  “It means our clinical partners will be able to treat patients as soon as their systems are commissioned without the need to seek individual site-specific clearances.  This will make it easier for customers to secure financing for their projects.”

Varian is actively marketing its system under the ProBeam™ brand, and it has been selected as the preferred supplier for several proton therapy projects, including the Scripps Proton Therapy Center which is now under construction in San Diego where treatments are scheduled to begin in 2013.  The Varian ProBeam system has also been selected for centers planned in Maryland, Italy and other locations in the United States and Europe.  Varian will not book an order for any of these projects until contracts and financing are completed.

Varian’s IMPT technology gives clinicians more options for delivering dose more precisely in order to spare more healthy tissue in the course of delivering treatments.  “Our scanning beam IMPT technology combines a high quality of care with the potential for higher patient throughput and improved cost efficiency, and we believe it will improve the economics and effectiveness of proton therapy,” Boeh said.

Proton therapy destroys tumors by delivering protons that stop at specified depths within the anatomy, thereby reducing exposure of healthy tissue.  Varian’s scanning beam technology enables IMPT by modulating dose levels on a spot-by-spot basis throughout the treatment area.  Irradiations from multiple angles are combined in an optimal manner to improve control of dose distributions.  Scanning beam technology also eliminates the time-consuming need to manually insert separate shaping accessories for each beam angle in order to match the beam to the shape of the tumor.

Varian’s scanning beam IMPT technology is already at work in the Rinecker Proton Therapy Center in Germany, which has now treated several hundred patients.

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Varian Medical Systems, Inc., of Palo Alto, California, is the world's leading manufacturer of medical devices and software for treating cancer and other medical conditions with radiotherapy, radiosurgery, proton therapy, and brachytherapy. The company supplies informatics software for managing comprehensive cancer clinics, radiotherapy centers and medical oncology practices. Varian is a premier supplier of tubes and digital detectors for X-ray imaging in medical, scientific, and industrial applications and also supplies X-ray imaging products for cargo screening and industrial inspection. Varian Medical Systems employs approximately 5,100 people who are located at manufacturing sites in North America, China and Europe and in its 79 sales and support offices around the world. For more information, visit http://www.varian.com.

FORWARD LOOKING STATEMENTS
Except for historical information, this news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Statements in this press release regarding future business, plans, objectives, expectations and other similar matters; market acceptance of products or technology for proton therapy; timing and ability to achieve certain results; and any statements using the terms "will," "potential," and "believe" are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those anticipated.  These risks and uncertainties include demand for the company's proton therapy products; the company's ability to develop and commercialize new proton therapy products; the company's ability to meet regulatory regulations or procedures; the company's ability to protect the company's intellectual property; and the other risks listed from time to time in the company's filings with the Securities and Exchange Commission, which by this reference are incorporated herein. These forward-looking statements represent the Company's judgment as of the date of this press release. The Company assumes no obligation to update or revise these forward-looking statements because of new information, future events, or otherwise.